UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2014

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On December 12, 2014, the Board of Directors of Synopsys, Inc. (“Synopsys”) increased the size of the Board of Directors from nine to ten directors and appointed Janice D. Chaffin to serve as a director effective on that date. Ms. Chaffin most recently served as Group President, Consumer Business Unit, of Symantec Corporation from April 2007 to March 2013.

Ms. Chaffin will participate in Synopsys’ standard non-employee director compensation arrangements, under which she will receive an annual cash retainer of $125,000, paid quarterly. Ms. Chaffin will also receive equity awards as provided by Synopsys’ 2005 Non-Employee Directors Equity Incentive Plan (the “Directors Plan”). Upon her appointment, and in accordance with the Directors Plan, Ms. Chaffin was granted an initial stock option award for 30,000 shares and an interim stock option award with an aggregate fair value of $31,250, prorated from $125,000 to reflect her service for a partial year.

It has not yet been determined to which committees of the Board of Directors Ms. Chaffin will be appointed.

The press release announcing the appointment of Ms. Chaffin to Synopsys’ Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated December 16, 2014 announcing the appointment of Janice D. Chaffin to the Board of Directors of Synopsys, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

Dated: December 16, 2014	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1	Press release dated December 16, 2014 announcing the appointment of Janice D. Chaffin to the Board of Directors of Synopsys, Inc.